                                  STATE OF DELAWARE
                                                                         PAGE  1
                           OFFICE OF THE SECRETARY OF STATE
                           --------------------------------



      I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE COURT ORDERED RESTATED CERTIFICATE OF "PETROWAX PA INC.", CHANGING ITS NAME FROM "PETROWAX PA INC." TO "PETROWAX PA, INC.", FILED IN THIS OFFICE ON THE SIXTEENTH DAY OF JUNE, A.D. 1995, AT 9 O'CLOCK A.M.






                                        [SEAL]







                                   /s/ Edward J. Freel
                          [SEAL]   -----------------------------------
                                  EDWARD J. FREEL, SECRETARY OF STATE

                                  AUTHENTICATION:
2215409  8100                                         8127111
                                  DATE:
960284228                                             09-30-96

                                                            STATE OF DELAWARE
                                                           SECRETARY OF STATE
                                                        DIVISION OF CORPORATIONS
                                                       FILED 09:00 AM 06/16/1995
                                                          950134360 - 2215409


                                AMENDED AND RESTATED
                            CERTIFICATE OF INCORPORATION
                                          OF
                                   PETROWAX PA INC.

    The undersigned, for the purpose of amending and restating the Certificate of Incorporation of Petrowax PA Inc., a Delaware corporation, (the "Corporation"), do hereby certify that:

    1. The date of filing the Corporation's original Certificate of Incorporation with the Secretary of State of the State of Delaware was December 6, 1989. A Certificate of Amendment to the original Certificate of Amendment was filed on April 26, 1990. A Restated Certificate of Amendment was filed on June 3, 1991.

    2. This Amended and Restated Certificate of Incorporation was duly adopted in accordance with the provisions of Sections 242, 245 and 303 of the General Corporation Law of the State of Delaware.

    3. The provision for the making of this Amended and Restated Certificate of Incorporation is contained in the Order entered by the Honorable Helen Balick confirming the Second Amended Plan of Reorganization of Petrowax PA Inc. dated May 19, 1995.

    4. The Certificate of Incorporation of the Corporation is hereby amended and restated in its entirety as follows:


                                      ARTICLE I.

                                 NAME OF CORPORATION

                          The name of this corporation is:

                                  Petrowax PA, Inc.


                                     ARTICLE II.

                                  REGISTERED OFFICE

    The address of the registered office of the corporation in the State of Delaware is 1209 Orange Street, in the City of Wilmington, County of New Castle, and the name of its registered agent at that address is The Corporation Trust Company.


                                     ARTICLE III.

                                       PURPOSE

    The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware ("DGCL").

                                     ARTICLE IV.

                               AUTHORIZED CAPITAL STOCK

    (a) AUTHORIZED CAPITAL STOCK. All shares of the Corporation issued on or prior to May 19, 1995 have been cancelled pursuant to the Second Amended Plan of Reorganization of Petrowax PA, Inc. dated April 24, 1995, as amended from time to time. The total number of shares of all classes of stock which the Corporation shall have authority to issue is two hundred thousand (200,000), consisting of (i) one hundred thousand (100,000) shares of common stock, par value $0.001 per share (the "Common Stock"), and (ii) one hundred thousand (100,000) shares of preferred stock, par value $0.001 per share (the "Preferred Stock"), of which Preferred Stock, ten thousand (10,000) shares shall be designated Series A Preferred Stock (the "Series A Preferred Stock"). The Corporation shall not issue any shares of non-voting stock.

    (b) DESIGNATIONS REGARDING COMMON STOCK. The statement of the designations and the powers, preferences and rights and the qualifications, limitations and restrictions of the Common Stock are as follows:

         (1) VOTING RIGHTS OF COMMON STOCK. All shares of Common Stock shall have identical terms and characteristics. For all matters on which a holder of Common Stock is entitled to vote, each each holder of Common Stock shall be entitled to one (1) vote for each share standing in each holder's name on the books of the Corporation.

         (2) DIVIDENDS ON COMMON STOCK. The holders of Common Stock shall be entitled to receive, and shall share equally share for share, when permitted by the Amended and Restated Certificate of Incorporation and as lawfully declared by the Board of Directors, out of the funds of the Corporation legally available therefor, dividends or distributions payable in cash, in property or in securities of the Corporation.

    (c) DESIGNATIONS REGARDING PREFERRED STOCK. The statement of the designations and the powers, preferences and rights and the qualifications, limitations and restrictions of the Preferred Stock are as follows:

        (1) VOTING RIGHTS OF PREFERRED STOCK. For all matters on which a holder of Preferred Stock is entitled to vote, each such holder of Preferred Stock shall be entitled to one (1) vote for each share standing in such holder's name on the books of the Corporation.

         (2) DIVIDENDS ON PREFERRED STOCK. The holders of Preferred Stock shall be entitled to receive, and the holders of each series thereof shall share equally share for share, when permitted by the Amended and Restated Certificate of Incorporation and as lawfully declared by the Board of Directors, out of the funds of the Corporation legally available therefor, dividends or distributions payable in cash, in property or in securities of the Corporation.

    (d) DESIGNATIONS REGARDING SERIES A PREFERRED STOCK. The statement of the designations and the powers, preferences and rights and the qualifications, limitations and restrictions of the Series A Preferred Stock are as follows:

         (1) DESIGNATION, ISSUANCE AND STATED VALUE OF SERIES A PREFERRED STOCK. The designation of the series of Preferred Stock shall be "Series A Preferred Stock." The number of shares of Series A Preferred Stock issuable hereunder shall be ten thousand (10,000). The shares of Series A Preferred Stock shall be issued by the Corporation for their Stated Value (as hereinafter defined), in such amounts, at such times and to such persons as shall be specified by the Corporation's Board of Directors, from time to time. For the purposes hereof, the "stated value" of each share of Series A Preferred Stock (regardless of its par value) shall be $7,500 per share, which Stated Value shall be proportionately increased, in the event of any stock consolidation, or decreased, in the event of any stock split, of the outstanding shares of Series A Preferred Stock. All monetary amounts hereunder shall be calculated and paid in U.S. dollars.

         (2) VOTING RIGHTS OF SERIES A PREFERRED STOCk. For all matters on which holders of Common Stock are entitled to vote, each holder of Series A Preferred Stock shall be entitled to one (1) vote for each share standing in such holder's name on the books of the Corporation.

         (3) RANK OF SERIES A PREFERRED STOCK. The Series A Preferred Stock shall, with respect to dividends and rights on liquidation, winding up and dissolution, rank senior (a) to all classes and series of Common Stock of the Corporation and (b) to all other series and classes of Preferred Stock of the Corporation now or hereafter authorized, issued or outstanding (all securities referred to in clauses (a) and (b) of this subsection being hereafter collectively referred to as the "Junior Securities"), other than the Corporation's "Senior Securities" and "Parity Securities." For the purposes hereof, "Senior Securities" shall mean such series and classes of the Preferred Stock of the Corporation as shall be designated as senior to the Series A Preferred Stock. For purposes hereof, "Parity Securities" shall mean such series and clauses of the Preferred Stock of the Corporation as shall be designated as ranking on a parity with the Series A Preferred Stock. The Corporation shall not issue any series or class of stock ranking senior to or on a parity with the Series A Preferred Stock without the affirmative vote or consent of a majority of the outstanding shares of the Series A Preferred Stock. Once any share of Series A Preferred Stock is issued, the Corporation may not purchase or otherwise acquire, or pay any dividends or other distributions (other than in kind) on, any shares of Junior Securities unless, at the time of such purchase or other acquisition, all dividends on the Series A Preferred Stock have been paid in full or declared and set apart for payment through the next succeeding dividend payment.

         (4)  DIVIDENDS ON SERIES A PREFERRED STOCK.

              (i) AMOUNT. The Corporation shall pay, when, as and if declared by the Board of Directors of the Corporation, out of funds legally available therefor, cash dividends on Series A Preferred Stock at a rate per annum equal to the fair market rate on the date of issuance, as determined by the Board of Directors and set forth in the Certificate of Designations for such series.
Such dividends shall be payable quarterly in arrears on the last day of [MARCH.
JUNE, SEPTEMBER, AND DECEMBER], commencing [     ], 1995 (the "Dividend Payment
Dates") except that if any Dividend Payment Date is not a business day in the State of Delaware, then such quarterly dividend shall be payable on the day which is the next succeeding business day in such State and such next succeeding business day shall be the Dividend Payment Date. Such dividends shall be paid to the holders of record at the close of business on the date specified by the Board of Directors of the Corporation at the time such dividend in declared; PROVIDED, HOWEVER, that such record date shall not be more than sixty (60) days prior to the respective Dividend Payment Date. Each of such quarterly dividends shall be fully cumulative, to the extent not paid, and shall accrue (whether or not earned or declared) on a daily basis commencing with the date of issue of each such share.

              (ii) PAYMENT OF ACCUMULATED DIVIDENDS. Accumulated dividends not paid on prior Dividend Payment Dates may be declared by the Board of Directors and paid to the holders of record of outstanding shares of Series A Preferred Stock as their name shall appear on the stock register of the Corporation on a record date to be established by the Board of Directors, which record date shall not be more than sixty (60) nor less than thirty (30) days preceding the date of payment, whether or not such date is a Dividend Payment Date.

              (iii) RESTRICTIONS ON PAYMENT OF DIVIDENDS. Notwithstanding anything contained herein to the contrary, no dividend payments on shares of Series A Preferred Stock shall be declared by the Board of Directors or paid or set apart for payment by the Corporation: (i) unless, prior to or concurrently with such declaration, payment or setting apart, all accrued and unpaid dividends, if any, on shares of Senior Securities shall have been paid in full, or declared and set apart for payment through the dividend payment period with respect to such Senior Securities which next precedes or coincides with the Dividend Payment Date; or (ii) at any time as such declaration, payment or setting apart is prohibited by the terms and provisions of any Senior Securities; or (iii) at any time as such declaration, payment or setting apart is prohibited by the DGCL; or (iv) at any time as the terms and provisions of any contract or other agreement of the Corporation or any of its subsidiaries entered into or assumed providing financing (including acquisition financing) or working capital to the Corporation or any of its subsidiaries (whether or not entered into prior to, at or after the issuance of the Series A Preferred Stock) prohibits such declaration, payment or setting apart for payment or provides that such declaration, payment or setting apart for payment would constitute a breach thereof or a default hereunder.

              (iv) DEFAULT IN THE PAYMENT OF DIVIDENDS. If and whenever dividends payable on shares of Series A Preferred Stock as provided in this
Section 3 hereof shall be in arrears and unpaid, then the number of directors constituting the Board of Directors of the Corporation shall, without further action, be increased by one (1) and the holders of Series A Preferred Stock shall have the exclusive right, voting separately as a series, to elect one (1) additional director of the Corporation to fill such newly created directorship at each meeting of stockholders held for the purpose of electing directors.

    (5)  LIQUIDATION PREFERENCE OF SERIES A PREFERRED STOCK.

         (i) LIQUIDATION PREFERENCE. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the holders of shares of Series A Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders, whether such assets are capital or surplus and whether or not any dividends are declared, an amount equal to the Stated Value per share, plus an amount equal to all accrued but unpaid dividends thereon to the date fixed for liquidation, dissolution or winding up (the "Liquidation Preference"), before any payment or asset distribution may be made to the holders of the Junior Securities. If the assets of the Corporation are not sufficient to pay in full the liquidation payments payable to the holders of the outstanding shares of Series A Preferred Stock and any Parity Securities, then the holders of all such shares shall share ratably in such distributions of assets in accordance with the amount that would be payable on such distribution if the amounts to which the holders of outstanding shares of Series A Preferred Stock and the holders of such Parity Securities were paid in full. After payment of the full amount of the Liquidation Preference to which each holder of the outstanding Series A Preferred Stock is entitled, such holders will not be entitled to any further participation in any distribution of assets by the Corporation.

              (ii) EVENTS NOT CONSTITUTING LIQUIDATION. For the purposes of this Section 5, neither the voluntary sale, conveyance, exchange, transfer or lease (for cash, shares of stock, securities or other consideration) of all or substantially all of the property or assets of the Corporation nor the consolidation or merger of the Corporation with or into any other corporation shall be deemed to be a voluntary or involuntary liquidation, dissolution or winding up of the Corporation, provided that in each case effective provision is made either in the certificate of incorporation of the resulting or surviving corporation or otherwise for the protection of the rights of the holders of Series A Preferred Stock.

    (6)  REDEMPTION OF SERIES A PREFERRED STOCK.

         (i) REDEMPTION. Subject to the restrictions otherwise set forth in this Section 6, the Corporation may, upon the resolution of the Board of Directors, at any time or from time to time, in whole or in part, redeem the shares of Series A Preferred Stock at the time outstanding, upon notice given and on a date as specified in such notice. In the event that fewer than all of the outstanding shares of Series A Preferred Stock are to be redeemed pursuant to this Section 6, the number of shares to be redeemed shall be determined by the Board of Directors at its sole option and shall be redeemed pro rata among all holders of the Series A Preferred Stock.

         (ii) NOTICE. Notice of redemption shall be mailed by the Corporation by first class mail, postage prepaid, not less than thirty (30) days nor more than sixty (60) days prior to the redemption date addressed to the holders of record of the shares to be redeemed at their respective most recent addresses as they shall appear on the books of the Corporation, PROVIDED, HOWEVER, that the failure to give such notice or any defect therein or in the mailing thereof shall not affect the validity of the redemption of any shares so to be redeemed except as to the holder to whom the Corporation has failed to give such notice or except as to the holder to whom such notice was defective. Each such notice shall state: (i) the redemption date; (ii) that shares of Series A Preferred Stock are to be redeemed and, if fewer than all the shares held by such holder are to be redeemed, the number of such shares to be redeemed; (iii) the redemption price; (iv) the place or places where certificates for such shares are to be surrendered for payment of the redemption price; and (v) that dividends on the shares to be redeemed will cease to accrue on such redemption date.

         (iii) PAYMENT UPON REDEMPTION. The price at which outstanding shares of Series A Preferred Stock shall be redeemed pursuant to this Section 6 shall be the Stated Value per share, together with all accrued but unpaid dividends on such shares on the date fixed for such redemption (the "Redemption Price"). Subject to receipt of a share certificate or certificates representing the Series A Preferred Stock to be redeemed, the Corporation shall, on the applicable redemption date, redeem such Series A Preferred Stock by paying to the registered holder the Redemption Price for each such share being redeemed. If only a part of the shares represented by any certificate is being redeemed or purchased, a new certificate for the balance shall be issued at the expense of the Corporation. If, as a result of a redemption, a holder would be left with a fraction of a share of Series A Preferred Stock, the Corporation shall redeem the number of shares of such holder that it otherwise would redeem rounded up or down, at the Corporation's sole discretion, to the nearest whole number.

         (iv) RESTRICTIONS ON REDEMPTIONS. No shares of Series A Preferred Stock shall be redeemed in whole or part under Section 6 hereof: (i) at any time that such redemption is prohibited by the DGCL; (ii) at any time that the terms and provisions of any contract or other agreement of the Corporation or any of its subsidiaries entered into or assumed providing financing (including acquisition financing) or working capital to the Corporation or any of its subsidiaries (whether or not entered into prior to, at or after the issuance of the Series A Preferred Stock), specifically prohibits such redemption or provides that such redemption would constitute a breach thereof or a default thereunder; (iii) unless prior to or concurrently with such redemption, all unpaid and accrued dividends on Series A Preferred Stock and on Senior Securities and Parity Securities for dividend periods preceding or ending on the redemption date have been paid in full or have been declared and set aside for payment in full; or (iv) at any time that the Corporation shall be in default in respect of any of its redemption obligations on or under Senior Securities or such redemption is otherwise prohibited by the terms and provisions of any Senior Securities.

         (v) EFFECT OF REDEMPTION. From and after the redemption date, dividends on the shares of Series A Preferred Stock so called for redemption shall cease to accrue, and said shares shall no longer be deemed to be outstanding and shall be retired and shall have the status of authorized but unissued shares of Preferred Stock, unclassified as to series, and all rights of the holders thereof as stockholders of the Corporation (except the right to receive from the Corporation the Redemption Price as provided in this Section 6) shall cease and terminate. In the event of redemption, if notice of redemption shall have been mailed and if prior to the date of redemption specified in such notice all said funds necessary for such redemption shall have been irrevocably deposited in trust, for the account of the holders of the shares of the Series A Preferred Stock to be redeemed, with a bank or trust company named in such notice, thereupon and without awaiting the redemption date, all shares of the Series A Preferred Stock with respect to which such notice shall have been so mailed and such deposit shall have been so made, shall be deemed to be no longer outstanding and all rights with respect to such shares of the Series A Preferred Stock shall forthwith upon such deposit in trust cease and terminate (except the right of the holders thereof on or after the redemption date to receive from such deposit the amount payable upon the redemption). In case the holders of shares of the Series A Preferred Stock that shall have been called for redemption shall not within two (2) years (or any longer period if required by law) after the redemption date claim any amount so deposited in trust for the redemption of such shares, such bank or trust company shall, upon demand and if permitted by applicable law, pay over to the Corporation any such unclaimed amount so deposited with it and shall thereupon be relieved of all responsibility in respect thereof, and thereafter the holders of such shares shall, subject to applicable escheat laws, look only to the Corporation for payment of the redemption price thereof. Upon surrender in accordance with said notice of the certificates for any shares so redeemed (properly endorsed or assigned for transfer, if the Board of Directors of the Corporation shall so require and the notice shall so state), the redemption price provided in Section 6 and any cash to be delivered by the Corporation pursuant to Section 6 shall be delivered to the registered holder of such certificates. In case fewer than all the shares represented by any such certificate are redeemed, a new certificate shall be issued representing the unredeemed shares without cost to the holder thereof.

    (e) DESIGNATIONS REGARDING OTHER SERIES OF PREFERRED STOCK. Subject to paragraph (c), the Board of Directors of the Corporation is hereby expressly authorized by resolution or resolutions, to provide, out of the unissued shares
of Preferred Stock, for series of Preferred Stock.   Before any share of any
such series is issued, the Board of Directors shall fix, and hereby is expressly empowered to fix, by resolution or resolutions, the following provisions of the shares thereof, provided that much provisions as fixed by the Board of Directors do not violate paragraph (c):

         (i) the designation of such series, the number of shares to constitute such series and the stated value hereof if different from the par value thereof;

         (ii) whether the shares of such series shall have voting rights, in addition to any voting rights provided by law and, if so, the terms of such voting rights, which may be general or limited;

         (iii) the dividends, if any, payable on such series, whether any such dividends shall be cumulative and, if so, from what dates, the conditions and dates upon which such dividends shall be payable, the preference or relation which such dividends shall bear to the dividends payable on any shares of stock of any other class or any other services of this class;

         (iv) whether the shares of such series shall be subject to redemption at the election of the corporation or the holders of such series, and, if so, the times, prices and other conditions of such redemption;

         (v) the amount or amounts payable upon shares of such series upon, and the rights of the holders of such series in, the voluntary or involuntary liquidation, dissolution or winding up, or upon any involuntary liquidation, dissolution or winding up, or upon any distribution of the assets, of the Corporation;

         (vi) whether the shares of such series shall be convertible into, or exchangeable for, shares of stock of any other class or any other series of Preferred Stock or any other securities and, if so, the price or prices or the rate or rates of conversion or exchange and the method, if any, of adjusting the same, and any other terms and conditions for conversion or exchange;

         (vii) the limitations and restrictions, if any, to be affective while any shares of such series are outstanding upon the payment of dividends or the making of other distributions on, or upon the purchase, redemption or other acquisition by the corporation of, the Common stock or shares of stock of any other class or any other series of this class;

         (viii) the conditions or restrictions, if any, upon the creation of indebtedness of the Corporation or upon the issue of any additional stock, including additional shares of such series or of any other series of this class or of any other class; and

         (ix) any other powers, preferences and relative, participating, optional and other special rights of such series, and any qualifications, limitations and restrictions thereof.

         The powers, preferences and relative, participating, optional and other special rights of each series of Preferred Stock, and the qualifications, limitations or restrictions thereof, if any, may differ from those of any and all other series of Preferred Stock at any time outstanding. All shares of any one series of Preferred Stock shall be identical in all respects with all other shares of such series, except that shares of any one series issued at different times may differ as to the dates from which dividends thereon shall be cumulative.

                                      ARTICLE V.

                            BOARD POWER REGARDING BY-LAWS

         In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, repeal, alter, amend and rescind the by-laws of the Corporation.

                                     ARTICLE VI.

                                ELECTION OF DIRECTORS

         Elections of directors need not be by written ballot unless the by-laws of the Corporation shall so provide.


                                     ARTICLE VII.

                           LIMITATION OF DIRECTOR LIABILITY

         To the fullest extent permitted by the DGCL as the same exists or may hereafter be amended, a director of the Corporation shall not be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. If the DGCL is amended after the date of the filing of this Amended and Restated Certificate of Incorporation to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended from time to time. No repeal or modification of this Article VII by the stockholders shall adversely affect any right or protection of a director of the Corporation existing by virtue of this Article VII at the time of such repeal or modification.


                                    ARTICLE VIII.

                                   CORPORATE POWER

         The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Amended and Restated Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred on stockholders herein are granted subject to this reservation.

         IN WITNESS WHEREOF, the undersigned have executed this Amended and Restated Certificate of Incorporation under seal and on behalf of Petrowax PA Inc. and have attested such execution and do verify and affirm, under penalties of perjury, that this Amended and Restated Certificate of Incorporation is the act and deed of the Corporation and that the facts stated herein are true as of this day of June, 1995.

                                       Petrowax PA  INC.


                                       By: /s/ Kevin Gay
                                          -------------------------------------
                                          Name:  Kevin Gay
                                          Title: Vice President


    Attest:


By: /s/ illegible
   -------------------------------------
   Name:  illegible
   Title: Secretary

                                  STATE OF DELAWARE
                                                                         PAGE  1
                           OFFICE OF THE SECRETARY OF STATE

                           --------------------------------


    I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF "PETROWAX PA, INC.", CHANGING ITS NAME FROM "PETROWAX PA, INC." TO "ASTOR CORPORATION", FILED IN THIS OFFICE ON THE SIXTH DAY OF FEBRUARY, A.D. 1996, AT 3 O'CLOCK P.M.



                                        [SEAL]



                                   /s/ Edward J. Freel
                          [SEAL]   -----------------------------------
                                  EDWARD J. FREEL, SECRETARY OF STATE

                                  AUTHENTICATION:
2215409  8100                                         8127119
                                  DATE:
960284228                                             09-30-96

                               CERTIFICATE OF AMENDMENT
                                          OF
                             CERTIFICATE OF INCORPORATION
                                          OF
                                  PETROWAX PA, INC.
                               (a Delaware Corporation)


         Boyd D. Wainscott hereby certifies as follows:

         FIRST:    He is the Chairman and Chief Executive Officer of Petrowax
PA, Inc., a Delaware corporation (the "Corporation"),

         SECOND:   Article First of the Certificate of Incorporation of this
Corporation is hereby amended to read in its entirety as follows:

         "The name of this corporation is:

                   "Astor Corporation"

         THIRD:    The foregoing amendment of Certificate of Incorporation of this Corporation has been duly approved by the board of directors of the Corporation by unanimous written consent in accordance with Sections 141(f) and 242(b) of the Delaware General Corporation Law.

         FOURTH:   The foregoing amendment of the Certificate of Incorporation of this Corporation has been duly approved by the stockholders of the Corporation by written consent in accordance with Sections 228(a) and 242(a) of the Delaware General Corporation Law.

         IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by Boyd D. Wainscott, its Chairman and Chief Executive Officer, on the 30th day of December, 1995.


                                       /s/ Boyd D. Wainscott
                                       ----------------------------------------
                                       Boyd D. Wainscott, Chairman
                                       and Chief Executive Officer


                                                           STATE OF DELAWARE
                                                          SECRETARY OF STATE
                                                       DIVISION OF CORPORATIONS
                                                       FILED 03:00 PM 02/06/1996
                                                          960035620 - 2215409